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                                  EXHIBIT 23.2

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Application for Approval of a Minority Stock Issuance by a Stock Holding Company Subsidiary of a Mutual Holding Company on Form MHC-2, as amended, of Atlantic Coast Federal Corporation filed with the Office of Thrift Supervision and in the Registration Statement on Form S-1 (Registration No. 333-113923), as amended, filed with the Securities and Exchange Commission, of our report dated January 23, 2004 on the consolidated financial statements of Atlantic Coast Federal Corporation appearing in the prospectus which is part of the Application and Registration Statement.

We also consent to the reference to our firm under the headings "Tax Effects of the Stock Offering," "Legal and Tax Opinions" and "Experts" in the Registration Statement on Form S-1 (Registration No. 333-113923), as amended, and Form MHC-2, as amended.


                                           /s/ Crowe Chizek and Company LLC

                                               Crowe Chizek and Company LLC

Oak Brook, Illinois
July 30, 2004